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                               PURCHASE AGREEMENT

                THIS PURCHASE AGREEMENT ("Agreement") is made as of the 22nd day of February, 2006 by and among Narrowstep Inc., a Delaware corporation (the "Company"), and the Investors set forth on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS

                A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended; and

                B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) an aggregate of up to 12,333,333 shares of the Company's Common Stock, par value $0.000001 per share (together with any securities into which such shares may be reclassified the "Common Stock"), at purchase price of $0.60 per share, (ii) warrants to purchase an aggregate of up to 6,166,666 shares of Common Stock (subject to adjustment) at an exercise price of $0.60 per share (subject to adjustment) in the form attached hereto as EXHIBIT A (the "Series A Warrants"), and (iii) warrants to purchase an aggregate of up to 6,166,666 shares of Common Stock (subject to adjustment) at an exercise price of $1.20 per share (subject to adjustment) in the form attached hereto as EXHIBIT B (the "Series B Warrants" and, collectively with the Series A Warrants, the "Warrants"); and

                C. Contemporaneous with the sale of the Common Stock and Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as EXHIBIT C (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

                In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. DEFINITIONS. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

                "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

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                "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

                "CLOSING DATE" has the meaning set forth in Section 3(b).

                "COMMON STOCK" has the meaning set forth in the Recitals of this Agreement.

                "COMPANY COUNSEL FEES" has the meaning set forth in Section
3(a).

                "COMPANY COUNSEL" has the meaning set forth in Section 3(a).

                "COMPANY'S KNOWLEDGE" means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

                "CONFIDENTIAL INFORMATION" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

                "CONTROL" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                "CONVERTIBLE SECURITIES" means any options, warrants, debentures or other securities which by their terms are convertible into or exchangeable for, Equity Securities.

                "DISCLOSURE SCHEDULES" has the meaning set forth in Section 4.

                "EFFECTIVE DATE" means the date on which the initial Registration Statement is declared effective by the SEC.

                "EFFECTIVENESS DEADLINE" means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

                "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4.16.

                "EQUITY SECURITIES" shall mean, collectively, (a) all of the shares of any class of capital stock of the Company including, without limitation, all common stock and any subsequently issued preferred stock and any shares which may be issued by reason of stock splits, reverse stock splits, stock dividends or other recapitalizations of the Company, (b) all shares issuable under options, warrants and other rights of any kind to purchase any class of such capital stock, and (c) all shares issuable under securities convertible into or exchangeable for any of the securities described in clause
(a) or clause (b). Whenever this Agreement refers to a

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number or percentage of Equity Securities, such number or percentage shall be calculated as if each of the Equity Securities had been exchanged or converted into shares of Common Stock immediately prior to such calculation.

                "ESCROW AMOUNT" has the meaning set forth in Section 3(a).

                "EVALUATION DATE" has the meaning set forth in Section 4.25.

                "EXEMPT ISSUANCE" means any issuance or sale of Convertible Securities or Equity Securities (i) as a dividend to holders of Equity Securities or upon any subdivision or combination of Equity Securities; (ii) to an employee, director or consultant under a plan or arrangement approved by the Company's Board of Directors, including a majority of the non-employee directors; (iii) in connection with the acquisition of another entity by the Company or any Subsidiary by merger or share exchange (whereby the Company owns no less than 51% of the voting power of the surviving entity) or purchase of substantially all of such entity's stock or assets; (iv) in connection with a strategic partnership, joint venture or other similar agreement approved by the Company's Board of Directors, including a majority of the non-employee directors, provided that the purpose of such arrangement is not primarily the raising of capital; (v) to a vendor, lender, landlord or other creditor in connection with any transaction approved by the Company's Board of Directors;
(vi) upon the exercise or conversion of securities outstanding on the Closing Date; (vii) pursuant to this Agreement or upon the exercise or conversion of any of the Securities; or (viii) in any transaction approved by a unanimous vote of the members of the Company's Board of Directors voting thereon.

                "GAAP" has the meaning set forth in Section 4.18.

                "INDEMNIFIED PERSON" has the meaning set forth in Section 8.2.

                "INTELLECTUAL PROPERTY" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
(iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

                "INVESTMENT REPRESENTATIONS" has the meaning set forth in
Section 6.2(a).

                "LICENSE AGREEMENTS" has the meaning set forth in Section
4.15(b).

                "LOSSES" has the meaning set forth in Section 8.2.

                "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the results of operations, cash flow, business prospects, customer, supplier or employee relations or financial condition of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

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                "NET ESCROW AMOUNT" has the meaning set forth in Section 3(a).

                "PERSON" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                "PROHIBITED TRANSACTIONS" has the meaning set forth in Section 5.11.

                "PURCHASE PRICE" means up to Seven Million Four Hundred Thousand Dollars ($7,400,000).

                "REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

                "REQUIRED INVESTORS" means the Investors purchasing a majority of the Shares at the Closing.

                "SEC FILINGS" has the meaning set forth in Section 4.6.

                "SECURITIES" means the Shares, the Warrants and the Warrant Shares.

                "SERIES A WARRANTS" has the meaning set forth in the Recitals of this Agreement.

                "SERIES B WARRANTS" has the meaning set forth in the Recitals of this Agreement.

                "SHARES" means the shares of Common Stock being purchased by the Investors hereunder.

                "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                "TRADING AFFILIATES" has the meaning set forth in Section 5.11.

                "TRANSACTION DOCUMENTS" means this Agreement, the Warrants and the Registration Rights Agreement.

                "TRANSFER AGENT" has the meaning set forth in Section 7.4.

                "WARRANTS" has the meaning set forth in the Recitals of this Agreement.

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                "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of the Warrants.

                "10-KSB" has the meaning set forth in Section 4.6.

                "1933 ACT" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

                "1934 ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

        2. PURCHASE AND SALE OF THE SHARES AND WARRANTS. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and Warrants in the respective amounts set forth opposite the Investors' names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 3 below.

        3.      CLOSING.

                (a) Except as provided below, simultaneously with the execution and delivery of a counterpart to this Agreement by an Investor, such Investor shall promptly cause a wire transfer of immediately available funds in an amount representing such Investor's pro rata share of the Purchase Price to be paid to the non-interest bearing escrow account of Lowenstein Sandler PC ("Company Counsel") set forth on EXHIBIT D attached hereto (the aggregate amounts being held in escrow are referred to herein as the "Escrow Amount"). Company Counsel shall hold the Escrow Amount in escrow until (i) Company Counsel receives written instructions from the Company and a representative of the Required Investors (the "Representative") authorizing the release of the Escrow Amount in accordance with this Section 3 or (ii) Company Counsel receives written instructions from the Company and/or the Investors (or a specific terminating Investor) that the Agreement has been terminated in which case Company Counsel shall promptly return to each Investor (or, in the case of a termination of this Agreement by an Investor solely with respect to itself, such terminating Investor), the portion of the Escrow Amount each such Investor delivered to the Company Counsel. The Company and each Investor hereby authorizes the Company Counsel to release the Escrow Amount, at the Closing, without further action or deed (other than receipt of the written instructions from the Company and the Representative authorizing the release of the Escrow Amount), to (i) Company Counsel in an amount equal to Company Counsel's fees and disbursements relating to the negotiation of the Transaction Documents ("Company Counsel Fees") and (ii) the Company in an amount equal to the Escrow Amount less the Company Counsel Fees (the "Net Escrow Amount").

                (b) Upon satisfaction or waiver of the conditions set forth in Section 6, (i) the Company shall deliver or cause to be delivered to Registrar and Transfer Company, the transfer agent for the Shares, irrevocable instructions that certificates representing the Shares shall be issued to the Investors in such name or names as the Investors may designate and (ii) following receipt of such instructions, the Company and the Representative shall jointly instruct Company Counsel to release (I) the Net Escrow Amount to the Company, and (II) the Company Counsel

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Fees to Company Counsel. The date on which such transactions occur is hereinafter referred to as the "Closing Date". The closing of the purchase and sale of the Shares and Warrants (the "Closing") shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree. Promptly following the Closing Date, the Company shall deliver to each Investor the Warrants purchased by such Investor hereunder registered in such name or names as such Investor may designate.

                (c) If an Investor is unable to effect payment for its Shares and Warrants on the Closing Date, the Company shall have the right to conduct additional closings with such Investor(s) at any time on or prior to March 7, 2006; provided, however, that the proceeds of the sale of Shares and Warrants to all Investors hereunder shall not exceed $7,400,000 in the aggregate. Such additional closings shall be on the terms and conditions specified herein; provided, however, that the Company and such Investor may utilize such payment, delivery and settlement procedures as they may mutually agree.

                (d) The Company and the Investors acknowledge and agree for the benefit of Company Counsel (which shall be deemed to be a third party beneficiary of this Section 3) as follows:

                        (i) Company Counsel (A) is not responsible for the performance by the Company or the Investors of this Agreement or any of the Transaction Documents or for determining or compelling compliance therewith; (B) is only responsible for (I) holding the Escrow Amount in escrow pending receipt of written instructions from the Placement Agent and the Company directing the release of the Escrow Amount in accordance with this Section 3 or (II) disbursing the Escrow Amount in accordance with the written instructions from the Company and/or the Investors in accordance with this Section 3, each of the responsibilities of Company Counsel in clause (I) and (II) is ministerial in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of Company Counsel (collectively, the "Company Counsel Duties"); (C) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with indemnification acceptable to it, in its sole discretion; (D) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Person, and shall have no responsibility for making inquiry as to, or for determining, the genuineness, accuracy or validity thereof, or of the authority of the Person signing or presenting the same; (E) may consult counsel satisfactory to it (which may be affiliated with Company Counsel), and the written opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel; and (F) shall be authorized to distribute, at the Closing, to itself the Company Counsel Fees. Documents and written materials referred to in this
Section 3 including, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by Company Counsel as having been signed or presented by a Person if it bears, as sender, the Person's e-mail address.

                        (ii) Company Counsel shall not be liable to anyone for any action taken or omitted to be taken by it hereunder in connection with its Company Counsel Duties, except in the case of Company Counsel's gross negligence, willful misconduct or bad faith (as finally determined by a court of competent jurisdiction) breach of the Company Counsel Duties. IN NO EVENT SHALL COMPANY COUNSEL BE LIABLE FOR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOSS (INCLUDING BUT NOT LIMITED TO LOST PROFITS) WHATSOEVER, EVEN IF COMPANY COUNSEL HAS BEEN INFORMED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

                        (iii) The Company hereby indemnifies and holds harmless Company Counsel from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which Company Counsel may suffer or incur by reason of any action, claim or proceeding brought against Company Counsel arising out of or relating to the performance of the Company Counsel Duties, unless such action, claim or proceeding is the result of the gross negligence, willful misconduct or bad faith (as finally determined by a court of competent jurisdiction) of Company Counsel.

                        (iv) Company Counsel has acted as legal counsel to the Company in connection with this Agreement and the other Transaction Documents, is merely acting as an escrow agent under this Agreement and is, therefore, hereby authorized to continue acting as legal counsel to the Company, including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter. Each of the Company and the Investors hereby expressly consents to permit Company Counsel to represent the Company in connection with all matters relating to or arising from this Agreement, including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter, and hereby waives any conflict of interest or appearance of conflict or impropriety with respect to such representation. The Investors have consulted with their own counsel specifically about this Section 3 to the extent they deemed necessary.

        4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

                4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The Company's Subsidiaries are listed on SCHEDULE 4.1 hereto.

                4.2 AUTHORIZATION. The Company has the corporate power and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                4.3 CAPITALIZATION. SCHEDULE 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except as described on SCHEDULE 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on SCHEDULE 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on SCHEDULE 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on SCHEDULE 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on
SCHEDULE 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The Company has taken all action necessary to eliminate the obligation to issue options to its current chief executive officer pursuant to the arrangements described on SCHEDULE 4.3.

                Except as described on SCHEDULE 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

                Except as described on SCHEDULE 4.3, the Company does not have outstanding stockholder purchase rights or "poison pill" or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

                4.4 VALID ISSUANCE. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

                4.5 CONSENTS. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

                4.6 DELIVERY OF SEC FILINGS; BUSINESS. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company's Special Financial Report on Form 10-KSB for the fiscal year ended February 28, 2005 (the "10-KSB"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-KSB and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period.

                4.7 USE OF PROCEEDS. The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

                4.8 NO MATERIAL ADVERSE CHANGE. Since February 28, 2005, except as identified and described in the SEC Filings or as described on
SCHEDULE 4.8, there has not been:

                        (i) any material adverse change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on Form 10-QSB for the quarter ended August 31, 2005;

                        (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                        (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

                        (iv) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

                        (v) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

                        (vi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect; or

                        (vii) any occurrence or development that has caused of could reasonably be expected to cause the representations and warranties in this
Section 4 as of their date to contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein not misleading.

                4.9 SEC FILINGS. At the time of filing thereof as amended on or prior to the date hereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                4.10 NO CONFLICT, BREACH, VIOLATION OR DEFAULT. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject, except, in the case of clause (ii), for such breaches, violations or defaults as would not reasonably be expected to result in a Material Adverse Effect.

                4.11 TAX MATTERS. Except as described in SCHEDULE 4.11, the Company and each Subsidiary have timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by them, except where such taxes are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on
SCHEDULE 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

                4.12 TITLE TO PROPERTIES. Except as disclosed in the SEC Filings, the Company and each Subsidiary have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                4.13 CERTIFICATES, AUTHORITIES AND PERMITS. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits has not had and would not reasonably be expected to have a Material Adverse Effect and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

                4.14    LABOR MATTERS.

                (a) Except as set forth on SCHEDULE 4.14, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.

The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours.

                (b) (i) There are no labor disputes existing, or to the Company's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company's Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

                (c) Except as disclosed in the SEC Filings or as described on SCHEDULE 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any "excess parachute payment," as defined in Section 2806(b) of the Internal Revenue Code.

                4.15    INTELLECTUAL PROPERTY.

                        (a) To the Company's Knowledge, all Intellectual Property used by the Company and its Subsidiaries in their respective businesses is valid and enforceable. No patent of the Company or its Subsidiaries is involved in any interference, reissue, re-examination or opposition proceeding.

                        (b) To the Company's Knowledge, all of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

                        (c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted.

                        (d) To the Company's Knowledge, the conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries.

                4.16 ENVIRONMENTAL MATTERS. To the Company's Knowledge, neither the Company nor any Subsidiary (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), except for violations which have not had and would not be reasonably expected to have a Material Adverse Effect, (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iii) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

                4.17 LITIGATION. Except as described on SCHEDULE 4.17, there are no pending or, to the Company's Knowledge, threatened actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties which would reasonably be expected to have a Material Adverse Effect.

                4.18 FINANCIAL STATEMENTS. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-QSB under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on SCHEDULE 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                4.19 BROKERS AND FINDERS. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in SCHEDULE 4.19.

                4.20 NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising

(as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

                4.21 NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

                4.22 PRIVATE PLACEMENT. Assuming the accuracy of the representations and warranties of the Investors contained in Section 5 hereof and compliance by the Investors with the terms of the Transaction Documents, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

                4.23 QUESTIONABLE PAYMENTS. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former stockholders, directors, officers or employees, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or
(e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                4.24 TRANSACTIONS WITH AFFILIATES. Except as disclosed in the SEC Filings or as disclosed on SCHEDULE 4.24, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                4.25 INTERNAL CONTROLS. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. Except as disclosed in the SEC Filings, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Filings, the Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-B) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

                4.26 DISCLOSURES. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the fact that the Company intends to enter into the transactions contemplated hereby and the terms hereof. The Company understands that the Investors will be relying on this representation in effecting transactions in the Company's securities.

        5. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

                5.1 ORGANIZATION AND EXISTENCE. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

                5.2 AUTHORIZATION. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                5.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be received by such Investor hereunder will be acquired for such Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

                5.4 INVESTMENT EXPERIENCE. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                5.5 DISCLOSURE OF INFORMATION. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained in this Agreement.

                5.6 RESTRICTED SECURITIES. Such Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

                5.7 LEGENDS. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

                        (a) "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, or qualification under applicable state securities laws."

                        (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

                5.8 ACCREDITED INVESTOR. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

                5.9 NO GENERAL SOLICITATION. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

                5.10 BROKERS AND FINDERS. Except as disclosed to the Company in writing, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

                5.11 PROHIBITED TRANSACTIONS. During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor's investments or trading or information concerning such Investor's investments, including in respect of the Securities, or (z) is subject to such Investor's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a "Prohibited Transaction"). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section
5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

                5.12 INVESTOR QUESTIONNAIRE. Such Investor has provided to the Company an executed of an Investor Questionnaire in the form attached hereto as EXHIBIT E. The information regarding such Investor contained therein is true and correct.

        6.      CONDITIONS TO CLOSING.

                6.1 CONDITIONS TO THE INVESTORS' OBLIGATIONS. The obligation of each Investor to purchase the Shares and the Warrants at the Closing is subject to the fulfillment to such Investor's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

                        (a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in
Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

                        (b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

                        (c) The Company shall have executed and delivered the Registration Rights Agreement.

                        (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

                        (e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (d) of this Section 6.1.

                        (f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

                        (g) The Investors shall have received an opinion from Company Counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

                        (h) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

                        (i) Company Counsel shall have received the Escrow Amount from the Investors pursuant to Section 3 hereof.

                6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to sell and issue the Shares and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the
Company:

                        (a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the "Investment Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

                        (b) The Investors shall have executed and delivered the Registration Rights Agreement.

                        (c) Company Counsel shall have received the Escrow Amount from the Investors pursuant to Section 3 hereof.

                6.3     TERMINATION OF OBLIGATIONS TO EFFECT CLOSING; EFFECTS.

                        (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

                                (i)     Upon the mutual written consent of the
Company and the Investors;

                                (ii)    By the Company if any of the conditions
set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

                                (iii)   By an Investor (with respect to itself
only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

                                (iv)    By either the Company or any Investor
(with respect to itself only) if the Closing has not occurred on or prior to March 7, 2006;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

                (b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction

Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

        7.      COVENANTS AND AGREEMENTS OF THE COMPANY.

                7.1 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

                7.2 NO CONFLICTING AGREEMENTS. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company's obligations to the Investors under the Transaction Documents.

                7.3 COMPLIANCE WITH LAWS. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

                7.4 REMOVAL OF LEGENDS. Upon the earlier of (i) the resale of the Shares or Warrant Shares pursuant to a registration statement in accordance with the plan of distribution contained therein, delivery to Registrar and Transfer Company (or any successor thereto, the "Transfer Agent") (with a copy to the Company) of the certificate representing the shares of Common Stock sold and receipt by the Company and the Transfer Agent of a certificate of subsequent sale in the form of EXHIBIT G attached hereto or (ii) Rule 144(k) becoming available, delivery to the Transfer Agent (with a copy to the Company) of the certificate representing the shares of Common Stock and the delivery to the Company and the Transfer Agent of a representation letter from the Investor in customary form that Rule 144(k) applies to the shares of Common Stock represented thereby, the Company shall promptly cause the Transfer Agent to issue a certificate representing the shares of Common Stock which does not bear such restrictive legends.

                7.5     BOARD DESIGNEE, ETC.

                (a) So long as the Investors are the beneficial owners (determined pursuant to Rule 13d-3 under the 1934 Act) of at least shall own 5,000,000 shares of Common Stock (the "Ownership Condition"), the Investors shall have the right to submit one designee, who shall be David McCourt or another individual acceptable to the Company's Board of Directors (the "Investor Designee") to be (a) elected to the Company's Board of Directors to serve until the Company's next shareholders' meeting called for the purpose of electing members of the Board of Directors, if a vacancy exists at any time after the Closing and before such stockholders' meeting, (b) nominated and recommended by the Board of Directors for election in the case of board seats to be filled at a shareholders' meeting, and (c) included for election in the Company's future proxy statements. Upon the request of the Company's Board of Directors, the Investors shall cause the Investor Designee to resign from the Board of Directors if the Investors no longer satisfy the Ownership Condition. At any time when there is no Investor Designee, so long as the Ownership Condition is met, the Company shall give the Investors written notice of each meeting of the Company's Board of Directors and each committee thereof at least at the same time and in the same manner as notice is given to the directors, and the Company shall permit a David McCourt, or another individual acceptable to the Company's Board of Directors (the "Observer") to attend as an observer all meetings of the Company's Board of Directors and all committees thereof; provided, that, the Company shall have the right to exclude the Observer from any meeting if the Company is advised by counsel that the inclusion of such Observer in such meeting would result in the waiver of any applicable privilege and; provided, further, that in the case of telephonic meetings conducted in accordance with the Company's bylaws and applicable law, the Observer shall be given the opportunity to listen to such telephonic meetings. The Observer shall be entitled to receive all written materials and other information (including without limitation copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors; provided, that, the Company shall have the right to withhold any materials or information from the Observer if the Company is advised by counsel that providing such materials or information to the Observer would result in the waiver of any applicable privilege. If the Company proposes to take any action by written consent in lieu of a meeting of the Board of Directors or of any committee thereof, the Company shall give written notice thereof to the Observer and each of the Company's directors prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company shall cause each of its Subsidiaries to provide to the Investors the same rights with respect to such Subsidiary (including without limitation relating to notice of and attendance at meeting of the board of directors of such Subsidiary) as provided by the Company to the Holder hereunder.

                (b) So long as the Ownership Condition is met, the Company shall consult with the Investors prior to appointing to the Board of Directors or nominating for election to the Board of Directors any independent director.

                7.6 RIGHT TO PARTICIPATE IN FUTURE FINANCINGS. From the date hereof until the second anniversary of the Effective Date, upon any private placement of Equity Securities by the Company (other than an Exempt Issuance) (a "Subsequent Financing"), each Investor shall have the right to participate in such Subsequent Financing as provided herein. At least five (5) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of an Investor, and only upon a request by such Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Business Day after such request, deliver a Subsequent Financing Notice to such Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, and a summary of the material terms of such Subsequent Financing. Each Investor shall notify the Company by 6:30 p.m. (New York City time) on the fifth (5th) Business Day after their receipt of the Subsequent Financing Notice of its willingness to participate in the Subsequent Financing on the terms described in the Subsequent Financing Notice, subject to completion of mutually acceptable documentation and the dollar amount that such Investor is willing to invest in the Subsequent Financing. Each Investor shall have the right to invest in the

Subsequent Financing an amount up to its Base Amount. As used herein, the "Base Amount" of an Investor shall be the total dollar amount the Company anticipates receiving in the Subsequent Financing times a fraction, the numerator of which is the total number of shares of Common Stock beneficially owned by such Investor (determined pursuant to Rule 13d-3 under the 1934 Act; provided, that only one Investor shall be deemed to be the beneficial owner of a particular share or shares of Common Stock) and the denominator of which is the number of shares of Common Stock then outstanding, calculated on a fully diluted basis assuming the exercise or conversion of all outstanding Convertible Securities. If one or more Investors fail to timely notify the Company of their willingness to participate in the Subsequent Financing, the Company may effect the remaining portion of such Subsequent Financing on substantially the terms set forth in the Subsequent Financing Notice; provided that the Company must provide the Investors with a second Subsequent Financing Notice, and the Investors will again have the participation right set forth above in this Section 7.6, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on substantially the terms set forth in such Subsequent Financing Notice within 60 Business Days after the date of the initial Subsequent Financing Notice.

        8.      SURVIVAL AND INDEMNIFICATION.

                8.1 SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement; provided, however, that any claim for Losses arising out of a breach of representation or warranty must be made, if at all, within two (2) years of the Closing Date.

                        8.2 INDEMNIFICATION. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

                        8.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; PROVIDED, HOWEVER, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

        9.      MISCELLANEOUS.

                9.1 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                9.2 COUNTERPARTS; FAXES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

                9.3 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                9.4 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) five days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                        If to the Company:

                            Narrowstep Inc.
                            60 Parsons Green Lane
                            London SW6 4HU
                            United Kingdom

                                    and

                            116 Village Blvd, Suite 200
                            Princeton, NJ 08540
                            Attention:  Steve Crowther, Chief Financial Officer
                            Fax: (609) 951 2252

                        With a copy to:

                            Lowenstein Sandler PC
                            65 Livingston Avenue
                            Roseland, NJ 07068
                            Attention:  John D. Hogoboom
                            Fax: (973) 597-2383

                        If to the Investors:

to the addresses set forth on the signature pages hereto.

                9.5 EXPENSES. The parties hereto shall pay their own costs and expenses in connection herewith, except that if the Closing occurs, the Company shall reimburse the Investors for the reasonable legal fees and disbursements of their counsel incurred in connection with the negotiation of the Transaction Documents up to $35,000 in the aggregate upon presentation of appropriate invoices.

                9.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors agreeing to purchase a majority of the Shares. Any amendment or waiver effected in accordance with this Section 9.6 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

                9.7 PUBLICITY. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the third trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC.

                9.8 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                9.9 ENTIRE AGREEMENT. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                9.10 FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                9.11 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                9.12 INDEPENDENT NATURE OF INVESTORS' OBLIGATIONS AND RIGHTS. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

                            [signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                          NARROWSTEP INC.


                                      By: /s/ Steve Crowther
                                         ---------------------------------------
                                      Name: Steve Crowther
                                      Title: Senior Vice President and Chief
                                             Financial Officer

                                      Richard Molinsky
                                      ------------------------------------------
                                             (Name of Investor)


                                      By: /s/
                                         ---------------------------------------
                                      Name: Richard Molinsky
                                      Title:

Aggregate Purchase Price: $30,000
Number of Shares: 50,000
Number of Series A Warrants: 25,000
Number of Series B Warrants: 25,000


Address for Notice: 51 Lords Highway East
                    Weston, CT  06883

                             WBBS SA
                             ---------------------------------------------------
                                    (Name of Investor)


                             By: /s/
                                ------------------------------------------------
                             Name:  Sylvain Perret        Dominique Curchod
                             Title: Managing Partners, President, Vice President

Aggregate Purchase Price: $100,000
Number of Shares: 166,666
Number of Series A Warrants: 83,333
Number of Series B Warrants: 83,333


Address for Notice: 108 rue de Lyon
                    1203 Geneva
                    SWITZERLAND

                                      Sano Ventures XII LLC
                                      ------------------------------------------
                                            (Name of Investor)


                                      By: /s/
                                         ---------------------------------------
                                      Name: Stanley Mauss
                                      Title:  CFO

Aggregate Purchase Price: $1,000,000
Number of Shares: 1,666,666
Number of Series A Warrants:
Number of Series B Warrants:


Address for Notice: c/o Stanley Mauss
                    1700 Broadway, 17th Floor
                    New York, NY  10019

                                      MicroCapital Fund LP
                                      ------------------------------------------
                                             (Name of Investor)


                                      By: /s/
                                         ---------------------------------------
                                      Name: Chris A. Jarrous
                                      Title:  Senior Vice President

Aggregate Purchase Price: $675,000
Number of Shares: 1,125,000
Number of Series A Warrants: 562,500
Number of Series B Warrants: 562,500


Address for Notice: MicroCapital LLC
                    201 Post Street, Suite 1001
                    San Francisco, CA  94108

                                      Microcapital Fund Ltd
                                      ------------------------------------------
                                             (Name of Investor)


                                      By: /s/
                                         ---------------------------------------
                                      Name: Chris A. Jarrous
                                      Title:  Senior Vice President

Aggregate Purchase Price: $325,000
Number of Shares: 541,666
Number of Series A Warrants: 270,833
Number of Series B Warrants: 270,833


Address for Notice: MicroCapital LLC
                    201 Post Street, Suite 1001
                    San Francisco, CA  94108

                                      Roger L. Werner, Jr.
                                      ------------------------------------------
                                             (Name of Investor)


                                      By: /s/
                                         ---------------------------------------
                                      Name: Roger L. Werner, Jr.
                                      Title:

Aggregate Purchase Price: $300,000
Number of Shares: 500,000
Number of Series A Warrants: 250,000
Number of Series B Warrants: 250,000


Address for Notice: Roger L. Werner, Jr.
                    10 Barnstable Lane
                    Greenwich, CT  06830

                                      SIBEX Capital Fund Inc.
                                      ------------------------------------------
                                             (Name of Investor)


                                      By: /s/
                                         ---------------------------------------
                                      Name: Oleg S. Krasnoshchek
                                      Title:  Vice President

Aggregate Purchase Price: $400,000
Number of Shares: 666,666
Number of Series A Warrants: 333,333
Number of Series B Warrants: 333,333


Address for Notice: 12/24, Sadovaya-
                    Samotechnaya, off.5
                    Moscow
                    RUSSIA  127051

                                      Carolyn R. Wall
                                      ------------------------------------------
                                             (Name of Investor)


                                      By: /s/
                                         ---------------------------------------
                                      Name: Carolyn R. Wall
                                      Title:  Investor

Aggregate Purchase Price: $10,000
Number of Shares: 16,666
Number of Series A Warrants: 8,333
Number of Series B Warrants: 8,333


Address for Notice: 38 Westmere Avenue
                    Rowayton, CT  06853

                                      Granahan McCourt Capital, LLC
                                      ------------------------------------------
                                             (Name of Investor)


                                      By: /s/
                                         ---------------------------------------
                                      Name: David C. McCourt
                                      Title: Chief Executive Officer

Aggregate Purchase Price: $3,000,000
Number of Shares: 5,000,000
Number of Series A Warrants: 2,500,000
Number of Series B Warrants: 2,500,000


Address for Notice: Granahan McCourt Capital, LLC
                    P.O. Box AQ
                    Princeton, NJ  08542

                                      Andreas F. Schneider
                                      ------------------------------------------
                                             (Name of Investor)


                                      By: /s/
                                         ---------------------------------------
                                      Name: Andreas F. Schneider
                                      Title:  Senior Vice President

Aggregate Purchase Price: $60,000
Number of Shares: 100,000
Number of Series A Warrants: 50,000
Number of Series B Warrants: 50,000


Address for Notice: Andreas F. Schneider
                    Juergensallee 20
                    22609 Hamburg
                    GERMANY

                                      Mr. R. Ledeboer
                                      ------------------------------------------
                                             (Name of Investor)


                                      By: /s/
                                         ---------------------------------------
                                      Name: Mr. R. Ledeboer
                                      Title:

Aggregate Purchase Price: $1,500,000
Number of Shares: 2,500,000
Number of Series A Warrants: 1,250,000
Number of Series B Warrants: 1,250,000


Address for Notice: Mr. R. Ledeboer
                    Zwolsestraat 13K
                    2587 TX The Hague
                    THE NETHERLANDS